UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):      December 4, 2002

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code	(800) 326-5789

ITEM 5. OTHER EVENTS.

                On December 4, 2002, HickoryTech’s Board of Directors elected Myrita P. Craig to serve as Chair of the Board, effective January 1, 2003. Mrs. Craig will succeed Robert D. Alton, Jr., who announced his retirement in early April.

                Mrs. Craig has served as the Chief Executive Officer of Sapientia Consulting, Inc., which provides management consulting and executive coaching services to business clients, since 1999. Prior to that, she served as Vice President, Customer Sales and Service of Cincinnati Bell, Inc.

                Mrs. Craig has served as an outside director of HickoryTech since 1998 and will stand for reelection to the Board in 2003.

                Mr. Alton will continue as a member of HickoryTech’s Board of Directors for the remainder of his three-year term ending in 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:       December 10, 2002

HICKORY TECH CORPORATION

By	/s/ John E. Duffy
John E. Duffy
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer